Exhibit 5.1

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA  19103-2799

215.981.4000

Fax 215.981.4750

October 4, 2016

Collegium Pharmaceutical, Inc.

780 Dedham Street, Suite 800

Canton, MA 02021

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Collegium Pharmaceutical, Inc., a Virginia corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed on the date hereof, with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale from time to time by the Company of up to a total dollar amount of $250,000,000 of (i) shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (the “Common Shares”); (ii) one or more classes or one or more series of stock within any class of preferred stock, $0.001 par value per share (the “Preferred Stock”), of the Company (the “Preferred Shares”); (iii) debt securities of the Company (the “Debt Securities”); (iv) warrants to purchase shares of Common Stock, Preferred Stock and/or Debt Securities (the “Warrants”); (v) units comprised of one or more shares of Common Stock or Preferred Stock, Warrants and Debt Securities, in any combination (the “Units”); (vi) subscription rights to one or more shares of Common Stock, Preferred Stock, Debt Securities or any combination of such securities (the “Subscription Rights”), and/or (vii) any combination of the foregoing securities.  The Common Shares, the Preferred Shares, the Warrants, the Debt Securities, the Units and the Subscription Rights are collectively herein referred to as the “Registered Securities.”  The Registered Securities may be offered and sold by the Company from time to time pursuant to Rule 415 under the Securities Act as set forth in the Prospectus, as supplemented by the various Prospectus Supplements that may be filed under the Securities Act.  This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, in connection with the filing of the Registration Statement.

The Debt Securities will be issued pursuant to one or more indentures in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each,

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Collegium Pharmaceutical, Inc.

October 4, 2016

an “Indenture”), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trustee”).

We have reviewed the corporate proceedings taken by the Company with respect to the registration of the Registered Securities. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company, and such certificates and records of public officials, and such other papers, as we have deemed necessary or appropriate in connection herewith. As to all matters of fact (including, without limitation, factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have relied entirely upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

For purposes of this opinion letter, we have assumed that:

(i) the issuance, sale, amount, and terms of each of the Registered Securities to be offered from time to time by the Company will be duly authorized and established by proper action of the Board of Directors of the Company, and in accordance with the Second Amended and Restated Articles of Incorporation of the Company, as amended from time to time (the “Articles”), the Amended and Restated Bylaws of the Company, as amended from time to time, and applicable Virginia law, and that, at the time of each such issuance and sale of such Registered Securities, the Company will continue to be validly existing and in good standing under the laws of the Commonwealth of Virginia, with the requisite corporate power and authority to issue and sell all such Registered Securities at such time;

(ii) any shares of Common Stock (including any such shares included in, or issued upon exercise of, as applicable, Warrants, Units and Subscription Rights) issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement,

Collegium Pharmaceutical, Inc.

October 4, 2016

from time to time, will not exceed the maximum authorized number of shares of Common Stock under the Articles, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

(iii) any shares of Preferred Stock (including any such shares included in, or issued upon exercise of, as applicable, Warrants, Units and Subscription Rights) issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time, will not exceed the maximum authorized number of shares of Preferred Stock of the classification of such Preferred Stock under the Articles, minus that number of shares of Preferred Stock of the classification of such Preferred Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

(iv)  any Debt Securities (including any Debt Securities included in Warrants, Units and Subscription Rights) issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time, will be issued under and in conformity with, a valid, binding and enforceable Indenture, which shall be delivered by the Trustee, and the Trustee will have all requisite power and authority to effect the transactions contemplated by such Indenture, and the Trustee or an authenticating agent for the Trustee will duly authenticate the Debt Securities pursuant to the applicable Indenture, and the applicable Indenture will be the valid and binding obligation of the Trustee and will be enforceable against the Trustee in accordance with its terms. We are expressing no opinion herein as to the application of or compliance with any foreign, federal or state law or regulation to the power, authority or competence of any party, other than the Company, to the applicable Indenture;

(v) any Warrants (including any Warrants included in Units) issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time, will be issued under one or more valid, binding, and enforceable warrant agreements (each a “Warrant Agreement”);

(vi) any Units issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement may be issued pursuant to a valid, binding, and enforceable Unit Agreement (the “Unit Agreement”) between the Company and a bank or trust company as unit agent;

(vii) any Subscription Rights issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement may be issued pursuant to a

Collegium Pharmaceutical, Inc.

October 4, 2016

valid, binding, and enforceable Subscription Rights Agreement (the “Subscription Rights Agreement”); and

(viii) all requisite third-party consents necessary to register and/or issue the Registered Securities have been obtained by the Company.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. Such opinions are limited solely to matters governed by the laws of the Commonwealth of Virginia, including statutory provisions and all applicable provisions of the Constitution of the Commonwealth of Virginia and reported judicial decisions interpreting such laws of the Commonwealth of Virginia and the laws of the State of New York (solely with respect to our opinion in paragraphs 3, 4, 5 and 6 below), as applicable, in each case without regard to conflict or choice of law principles and as applied by courts located in the particular jurisdiction, and the federal laws of the United States of America.

Based upon the foregoing, we are of the opinion that:

1. Following effectiveness of the Registration Statement, the Common Shares, when duly authorized and issued against the full payment specified therefor, which must have a value not less than the par value thereof, will be validly issued, fully paid and nonassessable.

2. Following effectiveness of the Registration Statement, the Preferred Shares, when duly authorized and issued against the full payment specified therefor, which must have a value not less than the par value thereof, will be validly issued, fully paid and nonassessable.

3. Following effectiveness of the Registration Statement, the Debt Securities registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor and pursuant to an Indenture duly authorized, executed and delivered by the Company and the Trustee, will be binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4. Following effectiveness of the Registration Statement, the Warrants registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor, including pursuant to a Warrant Agreement or agreements duly

Collegium Pharmaceutical, Inc.

October 4, 2016

authorized, executed and delivered by the Company and the holder of the Warrants, will be legally issued and the Warrant Agreements will be binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

5. Following effectiveness of the Registration Statement, the Units registered under the Registration Statement, when duly authorized, executed and delivered against payment specified therefor, including pursuant to a Unit Agreement, if applicable, (assuming the securities issuable upon exercise of such Units have been duly authorized by all necessary corporate action, and upon delivery will be validly issued, fully paid, and non-assessable, as applicable) will be legally issued and the Unit Agreements will be binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

6. Following effectiveness of the Registration Statement, the Subscription Rights registered under the Registration Statement, when duly authorized, executed and delivered against payment specified therefor, including pursuant to a Subscription Rights Agreement, if applicable, (assuming the securities issuable upon exercise of such Subscription Rights have been duly authorized by all necessary corporate action, and upon delivery will be validly issued, fully paid, and non-assessable, as applicable) will be legally issued and the Subscription Rights Agreements will be binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention.

Collegium Pharmaceutical, Inc.

October 4, 2016

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Pepper Hamilton LLP

Pepper Hamilton LLP